As filed with the Securities and Exchange Commission on May 24, 2016
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0192527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, CO	80538
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION
(Full title of the plan)

Kevin S. Wilson
Chief Executive Officer and President
HESKA CORPORATION
3760 Rocky Mountain Avenue
Loveland, CO 80538
(Name and address of agent for service)

(970) 493-7272
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value	500,000	$36.36	$18,180,000	$1,830.73
________________
(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock of the registrant as may be offered or issued or become issuable to prevent dilution as a result of any stock splits, stock dividends or similar transactions which result in an increase in the number of the registrant’s shares of outstanding common stock.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices as reported on the Nasdaq Capital Market on May 19, 2016.

GENERAL INSTRUCTION E INFORMATION
This registration statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering 500,000 additional shares of common stock, $0.01 par value, of Heska Corporation (the “Registrant”), reserved for issuance under the Amended and Restated 1997 Stock Incentive Plan of Heska Corporation (the “Plan”). These shares are additional securities of the same class as other securities for which registration statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.
The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47129, February 11, 1999, File No. 333-72155, May 31, 2000, File No. 333-38138, February 7, 2001, File No. 333-55112, February 4, 2002, File No. 333-82096, January 31, 2003, File No. 333-102871, February 11, 2004, File No. 333-112701, March 8, 2005, File No. 333-123196, April 3, 2006, File No. 333-132916, April 2, 2007, File No. 333-141737, February 25, 2014, File No. 333-194120, and May 6, 2014, File No. 333-195734, are hereby incorporated by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information*
Not required to be filed with this registration statement.
Item 2.    Registrant Information and Employee Plan Annual Information*
Not required to be filed with this registration statement.
*The information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

(1)	The Annual Report on Form 10-K (File No. 000-22427) for the fiscal year ended December 31, 2015, filed with the Commission on March 15, 2016;

(2)
The Registrant’s definitive Proxy Statement filed under cover of Schedule 14A (File No. 000-22427) in connection with the solicitation of proxies for the Registrant’s 2016 Annual Meeting of Stockholders, filed with the Commission on April 14, 2016 (the “Proxy Statement”);

(3)	The Registrant’s Current Reports on Form 8-K (File Nos. 000-22427) filed with the Commission on March 15, 2016 and May 19, 2016; and

(4)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-22427), filed with the Commission on April 24, 1997, as amended by the Registrant’s Amendment No.1 to Registration Statement on Form 8-A/A filed with the Commission on May 6, 2010, and the Registrant’s Amendment No. 2 to Registration Statement on Form 8-A/A filed with the Commission on January 4, 2011.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8.    Exhibits

Exhibit Number	Notes	Description
4.1	(1)	Amended and Restated 1997 Stock Incentive Plan.
5.1		Opinion of Holland & Hart LLP as to the legality of the securities being registered.
23.1		Consent of EKS&H LLLP.
23.2		Consent of Holland & Hart LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page of this Registration Statement).

(1) Incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the Commission on April 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on May 23, 2016.

HESKA CORPORATION

By:	/s/ Kevin S. Wilson
Kevin S. Wilson
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Wilson and Jason A. Napolitano, and each of them, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her, in any and all capacities, to sign any amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin S. Wilson	Chief Executive Officer, President and Director	May 23, 2016
Kevin S. Wilson	(Principal Executive Officer)

/s/ Jason A Napolitano	Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary	May 18, 2016
Jason A. Napolitano	(Principal Financial Officer)

/s/ John McMahon	Vice President, Financial Operations and Controller	May 18, 2016
John McMahon	(Principal Accounting Officer)

/s/ Sharon L Riley	Chair	May 19, 2016
Sharon L. Riley

/s/ G. Irwin Gordon	Director	May 22, 2016
G. Irwin Gordon

/s/ David E. Sveen	Director	May 23, 2016
David E. Sveen, Ph.D.

/s/ Bonnie J. Trowbridge	Director	May 18, 2016
Bonnie J. Trowbridge

/s/ Carol A. Wrenn	Director	May 19, 2016
Carol A. Wrenn

INDEX TO EXHIBITS

Exhibit Number	Notes	Description
4.1	(1)	Amended and Restated 1997 Stock Incentive Plan.
5.1		Opinion of Holland & Hart LLP as to the legality of the securities being registered.
23.1		Consent of EKS&H LLLP.
23.2		Consent of Holland & Hart LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page of this Registration Statement).

(1) Incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the Commission on April 14, 2016.